UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2020

Commission File Number 001-33666

ARCHROCK, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-3204509
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

 9807 Katy Freeway, Suite 100, Houston, TX 77024
(Address of principal executive offices, zip code)

(281) 836-8000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective as of January 31, 2020, Mr. Sean K. Clawges has resigned from the position of Vice President, Operations Support of Archrock, Inc. (the “Company”).

In connection with Mr. Clawges’s departure, on February 7, 2020, Mr. Clawges and the Company entered into a Separation Agreement (the “Agreement”) effective as of January 31, 2020. In exchange for a waiver and release and certain post-termination restrictive covenants, Mr. Clawges will be entitled to severance benefits as set forth in the Agreement. Mr. Clawges may revoke the agreement until February 14, 2020. The Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

10.1 Separation Agreement dated effective as of January 31, 2020 between Archrock, Inc. and Sean K. Clawges.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

February 11, 2020

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